Exhibit 10.53

WAIVER AND AMENDMENT TO
CONVERTIBLE SECURED PROMISSORY NOTE

This Amendment to Convertible Secured Promissory Note (this “Amendment”) is entered into as of February 28, 2008 by and between Catcher Holdings, Inc., a Delaware corporation (the “Company”), and the Purchasers (as defined below). This Amendment amends the Convertible Secured Promissory Notes (the “Notes”) issued pursuant to the each of the Note and Restricted Stock Purchase Agreements, dated as of April 4, 2007 and June 20, 2007 by and among the Company and the persons and entities listed on Exhibit A thereto (each a “Purchaser” and collectively, the “Purchasers”) (together the “Agreements”). Capitalized terms not otherwise defined herein shall have the meanings given in the Notes.

Recitals

Whereas, the Company and the Purchasers are parties to the Notes;

Whereas, Section 11 of the Notes provide that all outstanding Notes may be amended with the written consent of the Company and Purchasers holding more than 50% of the aggregate Loan Amount outstanding under all Notes issued pursuant to the Agreements; and

Whereas, the Company and the holders of a majority of the aggregate Loan Amount outstanding under all Notes issued pursuant to the Agreements desire to amend the Notes as set forth herein.

Now, Therefore, in consideration of the foregoing and of the mutual promises and covenants set forth herein, the parties agree as follows:

1.	Amendment to Note. Section 3 of each Note is hereby deleted and replaced by the following:

“Maturity. Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the earlier of (a) unless extended pursuant to Section 7(a)(i) below, the date that is three hundred sixty (360) days after the date hereof, (b) the closing of a Next Financing (as defined below), or (c) the acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default (such earlier date, the “Maturity Date”).”

2.	Amendment to Note. Section 5(a) of each Note is hereby deleted and replaced by the following:

“(a) Conversion upon sale of Next Securities. In the event that the Company, at any time after the date of issuance of this Note and prior to the payment in full of this Note, shall issue and sell securities (the “Next Securities”) to investors for aggregate proceeds of at least $3,000,000 to the Company and at a price not less than $0.15 per share (a “$3M Financing”), then the outstanding face amount in excess of consideration paid (“Premium Amount”) of this Note and all accrued but unpaid interest thereon shall automatically be converted at the closing of the Next Securities, into Common Stock at a conversion price equal to the conversion price defined in Section 6(a)(i). In the event that the Company, at any time after the date of issuance of this Note and prior to the payment in full of this Note, shall issue and sell securities Next Securities to investors for aggregate proceeds of at least $6,000,000 to the Company and at a price not less than $0.15 per share (a “$6M Financing”), then the principal amount and all accrued but unpaid interest thereon shall automatically be converted at the closing of the Next Securities, into Common Stock at a conversion price equal to the conversion price defined in Section 6(a)(i). Each of a $3M financing and a $6M financing is defined a “Next Financing.” In connection with such conversion, Holder agrees to execute and deliver to the Company any documents reasonably requested by the Company. As soon as is reasonably practicable after a conversion has been effected, the Company shall deliver to Holder a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion pursuant to this Section 5 in such name or names and such denomination or denominations as Holder has specified.”

3.	Amendment to Note. Section 6(a)(i) of each Note is hereby deleted and replaced by the following:

“(i) In the event that (i) the Company elects to prepay this Note pursuant to Section 4(c) or (ii) the Holder elects to convert this Note, in each case, in whole or in part, at any time prior to the closing of a Next Financing, notice of such intention shall be delivered to the other party by registered mail at least ten (10) Business Days prior to such prepayment or conversion. Holder shall then have the right to convert all or any portion of the then outstanding principal amount of, and all accrued but unpaid interest on, this Note into shares of Common Stock at a conversion price per share equal to $0.25 per share as adjusted for any stock split, dividend or other distribution, recapitalization or similar event., upon Holder’s surrender to the Company of this Note at the principal office of the Company within three (3) Business Days of such notice. In the event that only a portion of this Note is being converted, the Company shall issue a replacement Note representing the remaining Principal Amount of the Note that has not been converted.”

4.
Increase in Principal. The Company and the Purchasers acknowledge and agree that the extension of the Maturity Date pursuant to this Amendment shall be deemed an extension granted pursuant to Section 7(a)(i) of the Note and therefore the principal amount of each Note shall increase by 7.143%.

5.
Waiver.  The Purchasers hereby waive any and all Events of Default under any of the Note, the Agreements, or the certain Security, Collateral Agency and Collateral Sharing Agreement, dated as of August 21, 2007, by and among the Company and the Purchasers that may have occurred through the date hereof; provided, however, that that in no event shall such waiver apply to any future Events of Default.

6.
No Other Amendment. Except as specifically amended by this Amendment, the Note shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Note, the terms of this Amendment shall govern and control.

7.
Governing Law. This Amendment shall be governed by and construed under the laws of the State of Virginia as applied to agreements among Virginia residents entered into and to be performed entirely within Virginia.

8.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.
Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.
Entire Agreement. This Amendment, together with the Notes, the Agreements and the agreements executed pursuant hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

CATCHER HOLDINGS, INC.

By:
Denis McCarthy
Chief Financial Officer

PURCHASER:

By:

Its:

[Signature Page to Amendment to Convertible Secured Promissory Note]

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